Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of Excelsior Tax Exempt Funds, Inc. as filed with the Securities and Exchange Commission on or about July 31, 2006.

/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

July 28, 2006